EXHIBIT 99.1

PRESS RELEASE

CHARMING SHOPPES, INC. HOSTS
CONFERENCE CALL TODAY AT 10:30AM ET

Bensalem, PA, November 8, 2007 - Charming Shoppes, Inc., (NASDAQ-CHRS), a leading multi-brand, multi-channel specialty apparel retailer specializing in women's plus-size apparel, announced that it will host a conference call today to discuss initiatives to increase shareholder value, provide a business review and earnings guidance, and discuss other business initiatives. A press release covering these matters will be released over the newswires prior to the opening of the market and will be made available on Form 8-K.  The conference call will be held at 10:30 a.m. Eastern time.

Dorrit J. Bern, Chairman of the Board of Directors, Chief Executive Officer and President, Eric M. Specter, Chief Financial Officer and Executive Vice President, and Steven R. Wishner, Sr. Vice President of Finance, Strategy and Business Development will participate in the conference call.  Prepared remarks will be followed by a question and answer period. To listen to the conference call, please dial 877-407-8293 approximately 10 minutes prior to the scheduled event.  The conference call will also be simulcast at http://www.charmingshoppes.com/investors/manage/index.asp.  The general public is invited to listen to the conference call via the webcast or the dial-in telephone number. An audio rebroadcast of the conference call will be accessible at http://www.charmingshoppes.com/investors/manage/index.asp, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material.  It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission.  Accessing this call or the rebroadcast constitutes consent to these terms and conditions.  Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

Charming Shoppes, Inc. operates 2,425 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, PETITE SOPHISTICATE®, LANE BRYANT OUTLETTM, and PETITE SOPHISTICATE OUTLETTM. Additionally, apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders:  Lane Bryant WomanTM, Old Pueblo Traders®, Bedford Fair®, Willow Ridge®, Lew Magram®, Brownstone Studio®, Regalia®, Intimate Appeal®, Monterey Bay Clothing Company®, Coward® Shoe and Figi's®.

This release contains and the Company’s conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to effectively implement the Company’s plan for streamlining of operations, the failure to generate a positive response to the Company’s new Lane Bryant catalog and Lane Bryant credit card program, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to successfully implement the Company's expansion of Cacique through new store formats, the failure of changes in management to achieve improvement in the Company’s competitive position, the failure to successfully implement the Company's integration of operations of, and the business plan for, Crosstown Traders, Inc., adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward- looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Director of Investor Relations
(215) 638-6955